Exhibit 4.1

Number *0*	Shares *0*
SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION
MIDLANTIC OFFICE TRUST, INC.
a Corporation Formed Under the Laws of the State of Maryland
THIS CERTIFIES THAT **Specimen**
is the owner of **Zero (0)**
fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of
Midlantic Office Trust, Inc.
(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED _____________________________________

Countersigned and Registered:
American Stock Transfer & Trust Company,
Transfer Agent and Registrar	By: ________________________________(SEAL)
President
By: _____________________________________	By: ________________________________
Authorized Signature	Secretary

IMPORTANT NOTICE
The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by
Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
     The Charter of the Corporation provides that the shares represented by this certificate are subject to restrictions on beneficial and constructive ownership and transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Corporation will furnish a full statement about these restrictions on transferability and ownership to each stockholder on request and without charge. Requests for such information may be directed to the secretary of the corporation at its principal office or to the transfer agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	______________________ Custodian
TEN ENT	-	as tenants by the entireties		(Custodian) (Minor)
JT TEN	-	as joint tenants with right of		under Uniform Gifts to Minors Act of
		survivorship and not as tenants		_____________________________________________
		in common		(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, _______________HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ______________________________
_____________________________________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
______________________(____________) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ___________________attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.
Dated _______________________

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.